US Highland, Inc.
1241 South Harvard
Tulsa, OK 74112

We have received a copy of, and are in agreement with, the statements being made by US Highland, Inc. in Item 4.01 of its Form 8-K dated January 18, 2012, captioned “Changes in Registrant’s Certifying Accountant”,

We hereby consent to the filling of this letter as an exhibit to the afore mentioned Form 8-K.

Hood Sutton Robinson & Freeman, CPAs, P.C.

2727 East 21st Street, Suite 600 Tulsa, Oklahoma 74114-3557 918-747-7000 Fax 918-743-7525 www.telcpa.com
1821 SE Washington Boulevard Bartlesville, Oklahoma 74006 918-336-7600 Fax 918-333-7600